EXHIBIT 6

                 PINNACLE BUSINESS MANAGEMENT, INC. ("PINNACLE")

              STOCK PURCHASE AGREEMENT ("STOCK PURCHASE AGREEMENT")
          AMONG PINNACLE AND KIM AND VINCENT LO CASTRO (the "Sellers")
                          (dated as of January 3, 2001)


                                CLOSING AGREEMENT
                                -----------------



     WHEREAS, each of the conditions and covenants set forth in the Stock Purchase Agreement have either been satisfied by Pinnacle or will be waived by the Sellers (all capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Stock Purchase Agreement);


     NOW, THEREFORE, intending to be legally bound, Pinnacle and the Sellers agree as follows:

          1. With respect to the condition that Jeff Turino and Michael Hall execute and deliver the Guarantees, the Sellers hereby agree to waive such condition.

          2. With respect to the covenant that Pinnacle obtain directors and officers liability insurance, the Sellers hereby agree to waive compliance with such covenant until such time as such insurance can be obtained at commercially reasonable rates.

          3. With respect to the Effective Date as defined in the first sentence of the Agreement, it is agreed to correct the typographical error such that the Effective Date is January 1, 2001.

          4. With respect to the par value of the Common Stock of the Buyer as defined in section 1.1 of the Agreement, it is agreed to correct the typographical error such that the par value is $.001.

          5. It is hereby agreed that the Time and Place of the Closing pursuant to Section 1.2 of the Agreement shall be modified to read January 18, 2001.

          6.             The  number of shares of Common Stock issue outstanding

               pursuant  to  Section  3.2  (a)(i)  shall  be 295,000,000.  as of
                                                             -----------
               12/27/00


          7. With respect to the last sentence of Section 3.2 of the Agreement, it is hereby agreed to replace "Neither MAS Acquisition X19 Corp. (the "Predecessor Corporation") nor the Corporation" with the following: "Neither the Corporation nor its wholly-owned subsidiary MAS Acquisition XIX Corp." Subsequent references in the Agreement to the "Predecessor Corporation" shall mean references to MAS Acquisition XIX Corp.


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          8.             With  respect  to  Section  3.4 of the Agreement, it is
               hereby agreed to delete all  references to June 30, 1999 and make
               such   references   to  June  30,   2000  in  order  to   correct
               typographical errors.

          9. It is hereby agreed that the existing debt Balance Sheet of Pinnacle due the Investors debt not reference to universal Kim LoCastro shall be converted to equity within ten
               (10) business days of the closing contemplated herein on terms and conditions reasonably acceptable to Sellers.

          10. In the event Sellers exercise their remedies as set forth in the Pledge Agreement, Sellers hereby agree that Pinnacle or its asignees shall have a right of first refusal to purchase any shares of Pinnacle's Common Stock initially delivered to Sellers as part of the Closing that are still owned by the Sellers at the then prevailing market price. For purposes of this paragraph 10, the market price shall be a thirty day average of the closing price of such Common Stock.

          11. This agreement shall be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the laws of said Commonwealth.



                                   PINNACLE  BUSINESS
                                   MANAGEMENT,  INC.


                                   By:
                                   Title:

                                   THE  SELLERS


                                   /s/  Kim Lo Castro
                                   ----------------------------------
                                   Kim  Lo  Castro


                                   /s/  Vince Lo Castro
                                   ----------------------------------
                                   Vince  Lo  Castro



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